Exhibit 99.1

Super League Signs Definitive Agreement to Acquire Misfits Ads Division, Expanding Revenue and Accelerating Path to Positive Adjusted EBITDA

Acquisition Will Add Programmatic Revenue, Rewarded Video Technology and Creator Partnerships While Advancing Platform Capabilities

Santa Monica, Calif., Mar. 18, 2026 – Super League (Nasdaq: SLE), an audience intelligence and media activation company connecting brands with people who play video games—one of the largest and most influential audiences in modern culture—today announced a definitive agreement to acquire the Misfits Ads Division from Misfits Gaming Group. Post-closing, the transaction will expand Super League’s revenue base, diversify monetization channels, and accelerate its path to positive Adjusted EBITDA and long-term value creation.

Strategic Expansion of Super League’s Advertising Platform

The acquisition will represent the next step in Super League’s strategic execution following the Company’s restructuring in 2025 and completion of a $20 million PIPE financing in October 2025, which strengthened the balance sheet and positioned the business to pursue disciplined growth initiatives.

The addition of the Misfits Ads Division will broaden Super League’s media and advertising solutions in several key areas:

●	Programmatic Revenue Expansion – new automated monetization streams that diversify and scale Super League’s revenue mix.
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Proprietary Rewarded Video Technology – high-value advertising solution enabling gamers to watch content in exchange for digital items, ensuring a positive user experience while maximizing ad performance metrics.

●	Creator and Talent Relationships – direct relationships with leading gaming creators and communities across gaming and social platforms.

●	Complementary Brand Partnerships – expanded relationships within entertainment, consumer packaged goods, food and beverage, and other major advertiser categories.
●	Data Partnerships - new relationships with unique consumer data providers that enhance Super League’s audience intelligence and customer targeting capabilities.

In addition to the assets being acquired, Super League and Misfits will enter into a Preferred Commercial Brand Partnership agreement enabling Super League to run brand integrations across Misfits’ significant owned-and-operated game portfolio reaching more than 100 million monthly active users, which will remain within Misfits as a standalone business.

Over the past three years, the Misfits Ads Division has executed more than 150 brand partnership programs across some of the largest and most popular games in Roblox, many of the most successful Minecraft servers, and in partnership with several of the most recognized gaming creators in the world.

Leadership Perspective

“We are excited to welcome the Misfits Ads Division into Super League,” said Matt Edelman, Chairman and Chief Executive Officer of Super League. “Once closed, this acquisition will go well beyond just adding new revenue—it will add the automation and talent needed to win a disproportionate share of spend targeting one of the largest and most engaged audiences in modern media. As brands shift their budgets toward gaming to find the ‘unreachables,’ Super League now will be better equipped to convert that attention into measurable financial performance and a faster path to positive Adjusted EBITDA.”

“Misfits has always believed in the power of gaming to bring brands closer to passionate communities,” said Ben Spoont, Chief Executive Officer of Misfits. “Super League shares that vision, and we believe combining our advertising business with their platform and distribution capabilities will create a stronger foundation for growth. We look forward to continuing to work closely together as partners.”

Transaction Details

Subject to the satisfaction of certain closing conditions, including approval by Super League shareholders at an upcoming Special Meeting of Stockholders, Misfits will receive $1.5 million in cash and 19.99% of the aggregate of (i) the fully issued and outstanding shares of Super League’s common stock, and (ii) the number of shares of Super League common stock underlying those certain outstanding pre-funded warrants issued in the October 2025 PIPE financing.

Upon achievement of specified net revenue milestones generated through the acquired assets, Misfits will be eligible to receive additional cash and equity consideration over the 24-month period following closing. This structure ensures deep alignment between the teams to focus on the financial success of the business in support of Super League’s long-term stock performance.

Misfits also will receive a common stock purchase warrant to purchase Super League common stock at an exercise price of $18 per share.

Following completion of the transaction, a member of the Misfits Board of Directors will join the Super League Board of Directors.

Unlocking Greater Scale for Marketers

The acquisition of the Misfits Ads Division will enhance Super League’s ability to serve as a strategic audience partner for brands, providing scaled access to gamers across gaming and digital channels. Beyond expanded reach, Super League will deliver deeper audience intelligence—helping brands understand not only what games people play, but what drives engagement, affinity, and conversion.

As part of the transaction, Justin Stefanovic, who leads partnerships for the Misfits Ads Division, will join Super League along with members of his team.

“Bringing these two businesses together will create a much larger platform for brands that want to reach gaming audiences,” said Stefanovic. “Our track record of guiding brands through gaming-focused programs with targeted amplification, combined with Super League’s products, scale, and distribution will unlock a powerful commercial engine capable of delivering bigger ideas, broader reach, and measurable impact for brands looking to win with gamers.”

About Super League

Super League (Nasdaq: SLE) is an audience intelligence and media activation company connecting brands with the 3.5 billion-person global gaming population. By combining proprietary data signals, immersive ad formats, and scalable distribution, the Company translates player behavior into measurable marketing performance across gaming environments, digital video, social media, and connected TV. As its data and distribution expand, Super League is positioned to expand margins and further strengthen its competitive moat. For more information, visit superleague.com.

About Misfits Gaming Group

Misfits Gaming Group is one of the world's leading Roblox & UGC game studios, built on a proven model of identifying, acquiring, and scaling high-potential games on the world's largest immersive gaming platforms. With a portfolio of games reaching more than 100 million monthly active users — including Knockout, a current Top 10 game on all of Roblox — Misfits combines data-driven game selection with deep expertise in marketing, monetization, and community building to create lasting player engagement at scale. The Company also holds competitive gaming interests across League of Legends and Call of Duty. Backed by investors including the DeVos family, the Haslam family, and Scripps, Misfits is headquartered in Florida. For more information, visit studio.misfitsgaming.gg.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward Looking Statements can be identified by words such as “anticipate,” “intend,” "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements include all statements other than statements of historical fact, including, without limitation, all statements regarding Super League’s ability to consummate the transactions contemplated by the definitive acquisition agreement, properly integrate the purchased assets into Super League’s business, realize revenue from the purchased assets and Misfits Ad Business, implement and execute on its corporate strategies and business plan, and adequately maintain and utilize its existing capital, capital structure, liquidity, and financing activities. These statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which the Company operates, management’s current beliefs, and certain assumptions made by the Company, all of which are subject to change.

Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Important factors include, but are not limited to: the Company’s ability to integrate the purchased assets and assumed contracts into its business; the Company’s ability to realize the expected and anticipated benefits of the transaction; the Company’s ability to consummate the transaction pursuant to the terms of the definitive acquisition agreement; the Company’s ability to adequately and efficiently utilize the funds received in recent financings; the Company’s ability to execute and implement its corporate strategies; customer demand and adoption trends; the timing, outcome, and enforceability of any patent applications; the ability to successfully integrate new technologies and partnerships; platform, regulatory, macroeconomic and market conditions; access to, and the cost of, capital; and the other risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Investor Relations Contact:
Kirsten Thies Beduya
Quantum Media Group
team@quantum-corp.com